                                                                   EXHIBIT 3.4

                                       PERSHING
           Division of Donaldson, Lufkin & Jenrette Securities Corporation
                   One Pershing Plaza-Jersey City, New Jersey 07399


                                   MARGIN AGREEMENT

TO:  Pershing, Division of Donaldson, Lufkin & Jenrette Securities Corporation:

In consideration of your accepting and carrying for the undersigned one or more accounts introduced to you by my broker, bank or other introducing firm ("Introducing Firm"), which Introducing Firm is intended to have the benefit and is a third party beneficiary of this agreement, the undersigned agrees as follows:

ROLE OF PERSHING

1. You are carrying the accounts of the undersigned as clearing broker pursuant to a clearing agreement with Introducing Firm. Until receipt from the undersigned of written notice to the contrary, you may accept from Introducing Firm, without inquiry or investigation, (i) orders for the purchase or sale of securities and other property on margin or otherwise, and
(ii) any other instructions concerning said accounts. Notices to the undersigned concerning margin requirements or other matters related to the undersigned's accounts usually will go through undersigned's Introducing Firm although direct notice to the undersigned with duplicate notice to undersigned's Introducing Firm may occur if market conditions, time constraints or other circumstances require it. You shall not be responsible or liable for any acts or omissions of Introducing Firm or its employees. I understand that Pershing provides no investment advice nor do you give advice or offer any opinion with respect to the suitability of any transaction or order. I understand that my Introducing Firm is not acting as the agent of Pershing and I agree that I will in no way hold Pershing, Donaldson, Lufkin & Jenrette Securities Corporation, its other Divisions, and its Officers, Directors and Agents liable for any trading losses incurred by me.

APPLICABLE RULES AND REGULATIONS

2. All transactions for the undersigned shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market and its clearing house, if any, where executed by you or your agents, including your subsidiaries and affiliates.

DEFINITIONS

3. For purposes of this agreement "securities, commodities and other property," as used herein shall include, but not be limited to money, securities, and commodities of every kind and nature and all contracts and options relating thereto, whether for present or future delivery.

LIEN

4. All securities, commodities and other property of the undersigned which you may at any time be carrying for the undersigned, or which may at any time be in your possession or under your control, shall be subject to a general lien and security interest in your favor for the discharge of all the undersigned's indebtedness and other obligations to you, without regard to your having made any advances in connection with such securities and other property and without regard to the number of accounts the undersigned may have with you. In enforcing your lien, you shall have the discretion to determine which securities and property are to be sold and which contracts are to be closed.

LIQUIDATION

5. If, in your discretion you consider it necessary for your protection to require additional collateral or in the event that a petition in bankruptcy, or for appointment of a receiver is filed by or against the undersigned, or an attachment is levied against the accounts of the undersigned, or in the event of the death of the undersigned, you shall have the right to sell any or all securities, commodities and other property in the accounts of the undersigned with you, whether carried individually or jointly with others, to buy any or all securities, commodities and other property which may be short in such accounts, to cancel any open orders and to close any or all outstanding contracts, all without demand for margin or additional margin, notice of sale or purchase or other notice or advertisement. Any such sales or purchases may be made at your discretion on any exchange or other market where such business is usually transacted, or at public auction or private sale, and you may be the purchasers for your own account. It being understood that a prior demand, or call, or prior notice of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy without demand or notice.

PAYMENT OF INDEBTEDNESS UPON DEMAND AND LIABILITY FOR COSTS OF COLLECTION

6. The undersigned shall at all times be liable for the payment upon demand of any debit balance or other obligations owing in any of the accounts of the undersigned with you and the undersigned shall be liable to you for any deficiency remaining in any such accounts in the event of the liquidation thereof, in whole or in part, by you or by the undersigned; and, the undersigned shall make payments of such obligations and indebtedness upon demand. The reasonable costs and expense of collection of the debit balance, recovery of securities, and any unpaid deficiency in the accounts of the undersigned with you, including, but not limited to, attorney's fees, incurred and payable or paid by you shall be payable to you by the undersigned.

PLEDGE OF SECURITIES

7. All securities, commodities and other property now or hereafter held, carried or maintained by you in your possession in any of the accounts of the undersigned may be pledged and repledged by you from time to time, without notice to the undersigned, either separately or in common with other such securities, commodities and other property for any amount due in the accounts of the undersigned, or for any greater amount, and you may do so without retaining to your possession or control for delivery a like amount of similar securities, commodities or other property.

MARGIN REQUIREMENTS, CREDIT CHARGES AND CREDIT INVESTIGATION

8. The undersigned will at all times maintain such securities, commodities and other property in the accounts of the undersigned for margin purposes as you shall require from time to time and the monthly debit balances or adjusted balances in the accounts of the undersigned with you shall be charged, in accordance with your practice, with interest at a rate permitted by the laws of the State of New York. It is understood that the interest charge made to the undersigned's account at the close of a charge period will be added to the opening balance for the next charge period unless paid.

     I acknowledge receipt from my Introducing Firm of the disclosure statement which explains the conditions under which interest can be charged to my account, the annual rate of interest, how debit balances are determined and the methods of computing interest.

     You may exchange credit information about the undersigned with others. You may request a credit report on the undersigned and upon request, you will state the name and address of the consumer reporting agency that furnished it. If you extend, update or renew the undersigned's credit, you may request a new credit report without telling the undersigned.

COMMUNICATIONS

9. Communications may be sent to the undersigned at the current address of the undersigned, which is on file at your office, or at such other address as the undersigned may hereafter give you in writing, or through my Introducing Firm, and all communications, so sent, whether by mail, telegraph, or messenger or otherwise, shall be deemed given to the undersigned personally, whether actually received or not.

SCOPE AND TRANSFERABILITY

10. This agreement shall cover individually and collectively all accounts which the undersigned may open or reopen with you, and shall inure to the benefit of your successors whether by merger, consolidation or otherwise, and assigns, and you may transfer the accounts of the undersigned to your successors and assigns, and this agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

NON-INVESTMENT ADVICE

11. The undersigned acknowledges that you will not provide the undersigned with any legal, tax or accounting advice, that your employees are not authorized to give any such advice and that the undersigned will not solicit or rely upon any such advice from you or your employees whether in connection with transactions in or for any of the accounts of the undersigned or otherwise. In making legal, tax or accounting decisions with respect to transactions in or for the accounts of the undersigned or any other matter, the undersigned will consult with and rely upon its own advisors and not you, and you shall have no liability therefor.

EXTRAORDINARY EVENTS

12. You shall not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond your control.

REPRESENTATIONS AS TO CAPACITY TO ENTER INTO AGREEMENT

13. The undersigned, if an individual, represents that the undersigned is of full age, that unless otherwise disclosed to you in writing, the undersigned is not an employee of any exchange, or of any corporation of which an exchange owns a majority of the capital stock, or of a member firm or member corporation registered on any exchange or of a bank, trust company, insurance company, or of any corporations, firm or individual engaged in the business of dealing either as broker or as principal in securities, bills of exchange, acceptances or other forms of commercial paper. The undersigned further represents that no one except the undersigned has an interest in the account or accounts of the undersigned with you.

JOINT AND SEVERAL LIABILITY

14. If the undersigned shall consist of more than one individual, their obligations under this agreement shall be joint and several. The undersigned have executed the Joint Account Agreement and made the election required therein.

OPTION TRANSACTIONS

15. If at any time the undersigned shall enter into any transaction for the purchase or sale of an option contract, the undersigned hereby agrees to first obtain from the Introducing Firm the then current disclosure statements of the Options Clearing Corporation and further agrees to abide by the rules of any national securities association, registered securities exchange or clearing organization applicable to the trading of option contracts and, acting alone or in concert, will not violate the position or exercise limitation rules of any such association or exchange or of the Options Clearing Corporation or other clearing organization.

SEPARABILITY

16. If any provision or condition of this agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

HEADINGS ARE DESCRIPTIVE

17. The heading of each provision hereof is for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations set forth in each such provision.

ASSIGNMENT OF PERSHING'S RIGHTS UNDER THIS AGREEMENT TO INTRODUCING FIRM

18. The undersigned agrees that any rights that Pershing has under this agreement, including but not limited to the right, to collect any debit balance or other obligations owing in any of the accounts of the undersigned may be assigned to the Introducing Firm of the undersigned so that the undersigned's Introducing Firm may collect from the undersigned independently or jointly with Pershing or enforce any other rights granted to Pershing under this agreement.

ARBITRATION DISCLOSURES

19.  - ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     - THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     - PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     - THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     - THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

AGREEMENT TO ARBITRATE CONTROVERSIES

20. IT IS AGREED THAT ANY CONTROVERSY BETWEEN AND AMONG THE UNDERSIGNED, PERSHING AND INTRODUCING FIRM OR ANY OF THEM ARISING OUT OF PERSHING'S OR INTRODUCING FIRM'S BUSINESS OR THIS AGREEMENT, SHALL BE SUBMITTED TO ARBITRATION BEFORE THE NEW YORK STOCK EXCHANGE, INC. OR ANY OTHER NATIONAL SECURITIES EXCHANGE ON WHICH A TRANSACTION GIVING RISE TO THE CLAIM TOOK PLACE (AND ONLY BEFORE SUCH EXCHANGE) OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., AS THE UNDERSIGNED MAY ELECT AND IN ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL. IN THE EVENT THE UNDERSIGNED DOES NOT MAKE SUCH ELECTION WITHIN FIVE (5) DAYS OF SUCH DEMAND OR NOTICE, THEN THE UNDERSIGNED AUTHORIZES YOU TO DO SO ON BEHALF OF THE UNDERSIGNED.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; AND WHO IS A MEMBER OF A PUTATIVE CLASS AND WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION, UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE LAWS OF THE STATE OF NEW YORK GOVERN

21. THIS AGREEMENT AND ITS ENFORCEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

LOAN CONSENT

22. BY SIGNING THIS AGREEMENT, THE UNDERSIGNED ACKNOWLEDGES THAT SECURITIES NOT FULLY PAID FOR BY THE UNDERSIGNED MAY BE LOANED TO YOU OR LOANED OUT TO OTHERS.

     THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH 20 ON THIS PAGE. I ACKNOWLEDGE RECEIVING A COPY OF THIS AGREEMENT.

                              SIGNATURES

(If a Corporation, Partnership or       (If Individuals)
Other Entity)


                                        /s/ Robert Barone, Trustee
----------------------------            --------------------------------
     (Name of Entity)

                                        /s/ Diane Barone, Trustee
                                        --------------------------------
                                        (Second Party if Joint Account)

By
  ---------------------------------

Title
     ------------------------------

DATED       9-16-97
      --------------------------------------------------

                        CONTROL OR RESTRICTED (RULE 144) STOCK
                                 BORROWER'S AGREEMENT


     In consideration of any margin credit extended by PERSHING DIVISION OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION ("PERSHING") to the undersigned on _______ shares of the common stock of ____________________ owned by the undersigned and pledged to Pershing (the "Shares"), the undersigned agrees, represents and warrants as follows:


     1. The Shares are fully paid for and the undersigned is the unconditional beneficial owner of the Shares, free and clear of any security interest, claim or charge. The Shares are registered in the name of the undersigned, no other person or entity has an interest in the Shares and the undersigned has full right, power and authority to sell, pledge, transfer and deliver the Shares.

     2. The Shares or any other such shares owned or controlled by the undersigned (i) have not been assigned, transferred, donated, pledged encumbered or the subject of a put or call option by the undersigned or any other person or entity (ii) will be deposited in the account of the undersigned with Pershing in fully negotiable form, and (iii) for the period of the agreement, will not be sold assigned, transferred, donated, pledged, encumbered or the subject of a put or call option of the undersigned or any other person or entity without the prior written consent of a principal of Pershing; provided, however, such requirement shall not apply to sales of the Shares through Pershing, or the pledge or the Shares to Pershing as provided in the agreement.

     3. All of the information set forth by the undersigned in the Form 144, Rule 144 Questionnaire and representation letter, copies of which are attached and made a part hereof, is accurate and complete and should any change or event occur which would render the information Inaccurate or Incomplete, the undersigned will immediately notify Pershing of such change or event.

     4. The margin credit arrangement referred to herein shall be supplemental and in addition to all the terms and conditions of the Customer Agreement between the undersigned and Pershing which the undersigned acknowledges he has read, understood, and executed and which remains in full force and effect.

     5. It is understood that the minimum margin required to be maintained by the undersigned for the Shares is 40% of the current market value of the Shares as determined on a day by day basis or $3.00 per share, whichever is greater. It is further understood that such minimum maintenance requirement may be changed by Pershing at any time.

     6. Should it become necessary to sell any of the Shares or to satisfy the margin deficiency, the undersigned agrees fully to cooperate with Pershing, including the furnishing of information and completion of forms and instruments necessary to effect the sale. In addition, Pershing shall be authorized to sign a properly completed Form 144 in the name of and on behalf of the undersigned. Capitalized terms that are used herein but not otherwise defined shall have the meanings ascribed to such terms in terms that are used herein but not otherwise defined shall have the meanings ascribed to such terms in the Control or Restricted (Rule 144) Stock Borrower's Agreement between the undersigned and Pershing of even date herewith.

     7. It is agreed that in the event the undersigned fails to satisfy a margin deficiency, Pershing is hereby authorized to liquidate at its discretion sufficient shares of this security held in the undersigned's account to satisfy the margin deficiency.

     8. The undersigned will not take any action which would impair the salability of the Shares or omit to take any action necessary to avoid such impairment. The undersigned further agrees to indemnify and hold harmless Pershing and its officers and employees from any loss, liability, claim, damage or expense, including any legal expense, to which Pershing and its officers and employees may become the subject as a result of any untrue statement or omission in any document furnished to Pershing by the undersigned or breach of this agreement by the undersigned.

     9. The failure by Pershing to object to any act or omission on the part of the undersigned which is in contravention of any provision of this agreement, shall not constitute a waiver of any of the rights of Pershing under this agreement or otherwise.

     10. The undersigned represents that he has sufficient collateral or cash to meet any margin calls which might result from a margin deficiency or from the subsequent unavailability of Rule 144 and that he will promptly advise Pershing should he become aware of any circumstances indicating that Rule 144 is no longer available with respect to the shares pledged.

     11. Pershing agrees that the interest rate to be charged shall not exceed 3.00% above the Pershing Base Lending Rate, as described in the "Correspondent Account Disclosure Statement".

     12. This agreement shall remain in full force and effect until it is either (i) terminated by Pershing, or (ii) terminated by the undersigned with the consent of Pershing. However, all representations, warranties and indemnities provided by the undersigned hereunder shall survive the termination of this agreement.


                          /s/ Robert Barone
                          ------------------------------
                               (Signature)


                              Robert Barone
                          ------------------------------
                               (Name)


                               1-15-99
                          ------------------------------
                               (Date)


                          ------------------------------
                               (Account Number)


                          ------------------------------
                                Joint Account


                          ------------------------------
                               (Signature)


                          ------------------------------
                               (Name)


                          ------------------------------
                               (Date)

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                               RULE 144 & 145 CHECKLIST



1.   Issuer      Comstock Bancorp (LODE)
           -----------------------------------------------------------------
2.   Seller      Robert Barone
           -----------------------------------------------------------------
3.   Account Number
                   ---------------------------------------------------------
4.   Account Executive       Richard Barone (MAXUS)
                      ------------------------------------------------------
5.   Relationship of Seller to Issuer      Chairman & CEO
                                     ---------------------------------------
6.   Where traded?      Nasdaq Small cap
                  ----------------------------------------------------------
7.   Number of shares to be sold
                                --------------------------------------------
8.   Number of shares owned by seller       400,000
                                     ---------------------------------------
9.   Number of shares sold past 3 months        0
                                        ------------------------------------
10.  Number of shares outstanding    5.055 million
                                 -------------------------------------------
11.  Are certificates legended?     No
                               ---------------------------------------------
12.  How acquired?       Option Exercise
                  ----------------------------------------------------------
     (a)  Date acquired           12/28/98
                       -----------------------------------------------------
     (b)  From whom
                   ---------------------------------------------------------
     (c)  Date of payment         12/23/98
                         ---------------------------------------------------
13. If Securities acquired as a gift, pledge or from a trust, how and when did the previous owner acquire them?
                                         -----------------------------------
14.  Any short positions?         No
                         ---------------------------------------------------
15.  Any family members selling or have sold within past 3 months?     No
                                                                  ----------
16.  Seller acting in concert?         No
                              ----------------------------------------------
17.  Name of Issuer's counsel         Francis X. Grady
                             -----------------------------------------------
18.  Counsel's telephone number       440 356 7255
                               ---------------------------------------------
19.  Remarks
            ----------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

20.  Is Issuer a reporting company?      Yes
                                   -----------------------------------------
21.  Is it current in its reporting?     Yes
                                    ----------------------------------------
22.  Name of Transfer Agent      Nevada Agency & Trust
                           -------------------------------------------------
23.  Number of shares approved      15,000,000
                              ----------------------------------------------
24.  Date of approval        May 26, 1997
                     -------------------------------------------------------
25.  Approved by      Shareholders of Bancorp
                ------------------------------------------------------------

Donaldson, Lufkin & Jenrette Securities Corporation
One Pershing Plaza
Jersey City, NJ  07399

Att: Credit Department

Gentlemen:

     The undersigned confirms that the ____________ shares of _______________ which are to be placed in my/our margin account are fully paid for and that I am/we are the beneficial owner(s) of said shares.

     The undersigned also represents and warrants the following:

     1.   the shares are eligible to be sold pursuant to Rule 144,

     2. no shares have been sold by me/us nor any member of my/our immediate family and/or others with whom the undersigned is acting in concert within the past ninety days,

     3. that said shares account for my/our total holdings unless as set forth below:

          a. I/we own and maintain physical possession of 128,000 additional shares. These shares are not nor will be used as collateral in another margin account or sold in any cash account without authorization from DLJ until this agreement terminates.

          b. I/we maintain an account with ____________________ and they are holding _____________ shares of subject stock for me/us without written authorization from DLJ.

     4. I/we will promptly advise you of any change relative to the above representations.

                                   Very truly yours,




                                    /s/ Robert Barone
                                    ------------------------------------------
                                         Signature


                                        Robert Barone
                                    ------------------------------------------
                                         Name


                                    ------------------------------------------
                                         Account Number


                                         1-15-99
                                    ------------------------------------------
                                         Date

                               RULE 144 SELLER'S LETTER



Name & Address of Broker
---------------------------

---------------------------

---------------------------

Ladies and Gentlemen:

In connection with the sale by the undersigned of ___________ shares of _______ (the "Company") under Rule 144 of the Securities Act of 1933 as amended. The undersigned hereby represents that:

1. The undersigned has not made, and will not make, any payment in connection with the execution of the above order to any persons other than _________________________.
               Name of Broker

2. The undersigned has not solicited or arranged for the solicitation of orders to buy in anticipation of or in connection with this transaction.

3. The undersigned has not sold any (or sold _______) shares of the Company within the preceding ninety days, and the undersigned has no sale orders open with any other broker, except as executed below:

     Name of brokers: _______________________ Number of shares: ________________

4. The undersigned will notify you before placing any other orders to sell shares of __________________ (the "Company") during the pendency of my Rule 144 transaction with you.

5. To the best of my knowledge, members of the undersigned's immediate family and others with whom the undersigned is acting in concert have not sold (or have sold _____________) shares of the Company stock within the preceding ninety days.

6. In the event that any or all of the securities the undersigned is selling are restricted securities as defined in Paragraph (a)(3) of Rule 144, the undersigned warrants that the securities have been beneficially owned for a period of at least one year as computed in accordance with Paragraph (d) of Rule 144.

7. Enclosed is an executed copy of Form 144, three copies of which will be transmitted to the Securities and Exchange Commission by you and (where applicable) one copy of which will be sent to the principal exchange upon which the securities are traded. (I understand that no form need be filed if the amount of securities to be sold during any three month period does not exceed 500 shares and the aggregate does not exceed $10,000 worth of securities.)

I am familiar with Rule 144 and agree that you may rely upon the above statements in executing the order referred to above. I also state that the Company may rely upon all of the above representations.

Very truly yours,

Signature  /s/ Robert Barone                Dated     1-15-99
          ---------------------------------       ----------------------
Print Name     Robert Barone
           --------------------------------
Account Number
               ----------------------------